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                                                             Exhibit 99.3

              INSTRUCTIONS TO REGISTERED HOLDER OR DTC PARTICIPANTS
                              FROM BENEFICIAL OWNER
                                 WITH RESPECT TO
                               THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the Prospectus and the accompanying form of Letter of Transmittal, relating to the Exchange Offer made by the Choctaw Resort Development Enterprise with respect to its Old Notes.

    This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

    The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

                      $
                        -------------------------------
                             of the 9 1/4% Senior
                            Notes due April 1, 2009

    With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

    / / To TENDER the following Old Notes held by you for the account of the undersigned (insert aggregate principal amount at maturity of Old Notes to be tendered, in integral multiples of $1,000):

                      $
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                             of the 9 1/4% Senior
                            Notes due April 1, 2009

    / / NOT to tender any Old Notes held by you for the account of the undersigned.

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    If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.

                                 SIGN HERE
Name of beneficial owner(s):
                             --------------------------------------------------
Signature(s):
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Name(s) (please print):
                        -------------------------------------------------------
Address:
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Telephone Number:
                  -------------------------------------------------------------
Taxpayer Identification or Social Security Number(s):
                                                      -------------------------
Date:
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    None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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